Exhibit 10.2

UK Tax Advantaged

XX/XX/20XX

CDK GLOBAL, INC. 2014 OMNIBUS AWARD PLAN

UK TAX ADVANTAGED SUB-PLAN

FORM OF STOCK OPTION GRANT AGREEMENT

CDK GLOBAL, INC. (the “Company”), pursuant to the 2014 Omnibus Award Plan – UK Tax Advantaged Sub-Plan (the “Plan”), hereby irrevocably grants to FirstName LastName (the “Participant”), on XXXX XX, 20XX the right and option to purchase XXXX shares of the Common Stock, par value $0.01 per share, of the Company subject to the restrictions, terms and conditions herein.

WHEREAS, the Compensation Committee of the Board of Directors of the Companyhas determined that it would be in the best interests of the Company and its stockholders to grant the award of options provided for herein to the Participant, on the terms and conditions described in this Stock Option Grant Agreement (this “Agreement”).

NOW, THEREFORE, for and in consideration of the promises and the covenants of the parties contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, for themselves, and their permitted successors and assigns, hereby agree as follows:

1	The option herein granted shall become exercisable in whole or in part as follows:

(a)	Exercisable as to 25% of the shares (rounded down to the nearest whole share) on the first anniversary of the grant date;

(b)	Exercisable as to an additional 25% of the shares (rounded down to the nearest whole share) on the second anniversary of the grant date;

(c)	Exercisable as to an additional 25% of the shares (rounded down to the nearest whole share) on the third anniversary of the grant date;

(d)	Exercisable in its entirety on and after the fourth anniversary of the grant date; and

(e)

Exercisable in its entirety (i) upon the death of the Participant, (ii) in the event of the Participant ceasing to be an employee of the Company or any of its subsidiaries by reason of injury, Disability, redundancy or retirement of the Participant, (iii) in the event of the Participant ceasing to be an employee of the Company or any of its subsidiaries by reason of a qualifying sale of the employing company or business as provided by the Rules of the Plan, or (iv) in the event that the Committee, acting fairly and reasonably, determines within 60 days of the Participant ceasing to be an employee of the Company or any of its subsidiaries, that he may exercise his option. In the event of the death of a Participant, the Option shall remain exercisable by the Participant’s personal representatives for a period of twelve months following the death and shall then lapse. On any other event giving rise to a right of early exercise under this paragraph, the option must be exercised within six months of giving or being given notice of termination of employment for a relevant reason and shall then lapse.

(f)

Other than as provided in clause (e) of this Section 1 above, no option herein granted shall become exercisable following termination of the Participant’s employment from the Company or any of its subsidiaries. Where the Participant’s employment is terminated other than as provided in clause (e)(i) to (iii) of this Section 1 above, no option shall become exercisable following termination of the Participant’s employment from the Company or any of its subsidiaries unless and until the Committee determines that the option shall become exercisable as provided in clause (iv) of this Section 1 above.

2	The unexercised portion of the option herein granted shall automatically and without notice terminate and become null and void at the time of the earliest of the following to occur:

(a)	the expiration of ten years from the date on which the option was granted;

(b)

the expiration of 60 days from the date of termination of the Participant’s employment from the Company (including in connection with the sale of the subsidiary, division or business unit that employs such Participant) or any of its subsidiaries; provided, however, that

(i)

if the Participant’s employment from the Company or any of its subsidiaries terminates by reason of injury, Disability, redundancy or retirement of the Participant, or in the event of a qualifying sale of the employing company or business, or in the event that the Committee otherwise determines that his option shall become exercisable, as provided in sub-paragraph 1(e) above, the provisions of sub-paragraph (c) below shall apply,

(ii)

if the Participant shall die during employment by the Company or any of its subsidiaries or during the 60-day period following the date of termination of such employment, the provisions of sub-paragraph (d) below shall apply,

(c)	if Section 2(b)(i) applies, the expiration of 6 months after termination of the Participant’s employment from the Company or any of its subsidiaries;

(d)	if Section 2(b)(ii) applies, the expiration of 12 months after the death of the Participant.

For the purpose of this Section 2 termination of the Participant’s employment shall be deemed to occur on the date that the Participant gives or is given notice of termination of his employment such that he will no longer be an employee of any Group Company, provided that there are no arrangements for him to commence a new employment with any other Group Company. If employment terminates in other circumstances without notice, the Participant shall cease to be an employee of a Group Company on the date of termination.

3	The full price for each of the shares purchased pursuant to the option herein granted shall be $XX.XX.

4

Full payment for shares purchased by the Participant shall be made at the time of the exercise of the option in whole or in part. No shares shall be issued until full payment therefore has been made, and the Participant shall have none of the rights of a shareholder with respect to any shares subject to this option until such shares shall have been issued.

5

No option granted hereunder may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate.

6	In the event of a variation in the share capital of the Company (as defined in Section 12 of the Plan) the Company’s may adjust the option in a manner consistent with Section 12 of the Plan.

7

The provisions of the Plan are hereby incorporated herein by reference. Except as otherwise expressly set forth herein, this Agreement shall be construed in accordance with the provisions of the Plan, and any capitalized terms not otherwise defined in this Agreement shall have the definitions set forth in the Plan.

8

Any right of the Company contained in this Agreement may be waived in writing by the Committee. No waiver of any right hereunder by any party shall operate as a waiver of any other right, or as a waiver of the same right with respect to any subsequent occasion for its exercise, or as a waiver of any right to damages. No waiver by any party of any breach of this Agreement shall be held to constitute a waiver of any other breach or a waiver of the continuation of the same breach.

9

The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

10

Nothing contained in this Agreement shall be construed as giving the Participant any right to be retained, in any position, as an employee or director of the Company or its Affiliates or shall interfere with or restrict in any way the right of the Company or its Affiliates, which are hereby expressly reserved, to remove, terminate or discharge the Participant with or without cause at any time for any reason whatsoever. Although over the course of employment terms and conditions of employment may change, the at-will term of employment will not change.

11

The terms of this Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns, the Participant and the beneficiaries, executors, administrators, heirs and successors of the Participant.

12

This Agreement and the Plan contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and supersede all prior communications, representations and negotiations in respect thereto. No change, modification or waiver of any provision of this Agreement shall be valid unless the same be in writing and signed by the parties hereto, except for any changes permitted without consent of the Participant under the Plan.

13

This Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware without regard to principles of conflicts of law thereof, or principles of conflicts of laws of any other jurisdiction which could cause the application of the laws of any jurisdiction other than the State of Delaware.

CDK GLOBAL, INC. Lee J. Brunz Vice President, General Counsel and Secretary

Signature	Date

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